Integra LifeSciences Hosts Investor Day 2017 New York City

PLAINSBORO, New Jersey, December 11, 2017 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today will host an Investor Day meeting with analysts and institutional investors in New York City, beginning at 8:00 a.m. EST. Members of Integra’s executive leadership team will discuss the company’s financial performance and outlook.

Highlights of today’s conference include:

•	Reaffirming 2017 financial guidance as provided on October 26, 2017, including:

o	Full-year 2017 revenue in the range of $1.165 billion to $1.175 billion, which includes about 4% organic growth

o	Full-year 2017 adjusted earnings per share in the range of $1.83 to $1.87

•	Providing 2018 preliminary revenue estimate in the range of $1.46 billion to $1.48 billion, which includes about 5% organic growth

•	Reaffirming 2018 adjusted earnings per share in the range of $2.25 to $2.35, consistent with preliminary estimates provided on October 26, 2017

•	Establishing five-year financial targets of approximately $2 billion in revenue and an adjusted EBITDA margin range of 28% to 30%

The company will host a livestream of the presentation and conference materials are available through the Investors section of Integra’s website at www.integralife.com. A replay of the conference will be archived on the company website.

About Integra LifeSciences
Integra LifeSciences (NASDAQ: IART) is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care.  Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.

This news release and statements made at the upcoming conference contain information that includes or is based on forward‐looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; our ability to integrate acquisitions; pricing pressures generally, including cost‐containment measures that could adversely affect the price of or demand for our products; difficulties or delays in manufacturing; changes in foreign exchange markets; legislative and regulatory actions; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; changes in reimbursement level from third‐party payors; a significant increase in product liability claims; the impact of federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; and our ability to realize anticipated operational and manufacturing efficiencies. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10‐K and Quarterly Reports on Form 10‐Q. These forward-looking statements are made based upon our current expectations and we undertake no duty to update them or any of the information contained in this news release and the conference materials.

Certain non-GAAP financial measures are included in this news release and the conference materials. Unless otherwise noted, all references to gross margin, SG&A, EBITDA and EPS refer to adjusted measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the appendix of the “Third Quarter 2017 Earnings Call Presentation” available on our website, www.integralife.com.

Additionally, please refer to the Current Report on Form 8-K that we filed on October 26, 2017, where we provide explanations for why management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Integra’s financial condition and results of operations.

All references to “2017E” in this news release and the conference materials represent the Company’s estimate for 2017 full year results as provided in guidance on October 26, 2017. Where ranges were given, the midpoint of the range or rounding to the nearest full percentage is used in this release and the conference materials.

Investor Relations:
Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750 7984
laurene.isip@integralife.com